Exhibit 4.5

THE DAYTON POWER AND LIGHT COMPANY

AND

THE BANK OF NEW YORK
(formerly Irving Trust Company)
                           Trustee

Forty-Second Supplemental Indenture

Dated as of September 1, 2003

THE DAYTON POWER AND LIGHT COMPANY

FORTY-SECOND SUPPLEMENTAL INDENTURE
DATED AS OF SEPTEMBER 1, 2003

i

ARTICLE ONE. BONDS OF THE 5-1/8% SERIES DUE 2013 AND ISSUE THEREOF.		11

Sec. 1.	Series and Form of New Bonds	11
Sec. 2.	Issue of New Bonds	11
Sec. 3.	Dates, Interest, etc., of New Bonds	11
Sec. 4.	Denominations and Exchangeability of New Bonds; Temporary Bonds may be Authenticated and Delivered	12
Sec. 5.	Redemption of New Bonds and Redemption Price	13
Sec. 6.	Registration Rights for New Bonds	15
Sec. 7.	Private Bonds	16
Sec. 8.	Transfers of New Bonds	16
Sec. 9.	Notices	19
Sec. 10.	Definitive New Bond Certificates	19
Sec. 11.	Beneficial Interests in Global Security	19

ARTICLE TWO. AMENDMENTS TO FIRST MORTGAGE AS AMENDED TO BECOME EFFECTIVE AT A LATER DATE OR DATES.		20

Sec. 1.	Amendments to First Mortgage	20
Sec. 2.	Amendment to Section 3 of Article One of First Mortgage	21
Sec. 3.	Amendment to Section 3 of Article One of First Mortgage	21
Sec. 4.	Amendment to Section 7 of Article One of First Mortgage	21
Sec. 5.	Amendment to Section 5 of Article Five of First Mortgage	24
Sec. 6.	Amendment to Article Six of First Mortgage	24
Sec. 7.	Amendment to Section 2 of Article Eight of First Mortgage	24
Sec. 8.	Amendment to Article Ten of First Mortgage	24
Sec. 9.	Amendment to Section 3 of Article Fifteen of First Mortgage	26
Sec. 10.	Amendment to Section 2 of Article Sixteen of First Mortgage	26
Sec. 11.	Amendment to Section 3 of Article Sixteen of First Mortgage	28
Sec. 12.	Amendment to Section 4 of Article Sixteen of First Mortgage	28
Sec. 13.	Amendment to Section 2 of Article Eighteen of First Mortgage	29
Sec. 14.	Amendment to Section 3 of Article Twenty-One of First Mortgage	29
Sec. 15.	General Provisions Regarding Supplemental Indentures Effecting Amendments to First Mortgage	30

ARTICLE THREE. COVENANTS OF THE COMPANY.		30

Sec. 1.	Confirmation of Covenants by Company in First Mortgage	30
Sec. 2.	Covenant of the Company and Legal Opinion as to Recording	30

ARTICLE FOUR. MISCELLANEOUS.		30

Sec. 1.	Authentication and Delivery of New Bonds in Advance of the Recording of Forty-Second Supplemental Indenture	30
Sec. 2.	Forty-Second Supplemental Indenture to Form Part of First Mortgage	31
Sec. 3.	Definitions in First Mortgage Shall Apply to Forty-Second Supplemental Indenture	31
Sec. 4.	Execution in Counterparts	31
Testimonium		S-1

ii

iii

FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of September 1, 2003, between THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter sometimes called the Company), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York (hereinafter sometimes called the Trustee), as Trustee, party of the second part.

          WHEREAS, the Company has heretofore executed and delivered to Irving Trust Company (now The Bank of New York) a certain Indenture, dated as of October 1, 1935 (hereinafter sometimes called the First Mortgage), to secure the payment of the principal of and interest on an issue of bonds of the Company, unlimited in aggregate principal amount (hereinafter sometimes called the Bonds); and

          WHEREAS, the Company has issued under the First Mortgage its Bonds of a series known as the First and Refunding Mortgage Bonds, 3½% Series Due 1960, authorized in unlimited aggregate principal amount, all of which have been redeemed or otherwise retired; and

          WHEREAS, in Article Two of the First Mortgage it is provided in substance, among other things, that the Bonds may be issued in series, the Bonds of each series maturing on such dates and bearing interest at such rates, respectively, as the Board of Directors of the Company may determine prior to the authentication thereof; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee Forty-One Supplemental Indentures numbered, dated and, except as set forth below, providing for their respective series of First Mortgage Bonds, all as set forth in the tabulation below:

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

First	March 1, 1937	3¼% Series Due 1962	None
Second	January 1, 1940	3% Series Due 1970	None
Third	October 1, 1945	2¾% Series Due 1975	None
Fourth	January 1, 1948	3% Series Due 1978	None
Fifth	December 1, 1948	3% Series A, Due 1978	None
Sixth	February 1, 1952	3¼% Series Due 1982	None
Seventh	September 1, 1954	3% Series Due 1984	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Eighth	November 1, 1957	5% Series Due 1987	None
Ninth	March 1, 1960	5 1/8% Series Due 1990	None
Tenth	June 1, 1963	4.45% Series Due 1993	None
Eleventh	May 1, 1967	5 5/8% Series Due 1997	None
Twelfth	June 15, 1968	6¾% Series Due 1998	None
Thirteenth	October 1, 1969	8¼% Series Due 1999	None
Fourteenth	June 1, 1970	9½% Series Due 2000	None
Fifteenth	August 1, 1971	8 1/8% Series Due 2001	None
Seventeenth	November 1, 1973	8% Series Due 2003	None
Eighteenth	October 1, 1974	10 1/8% Series Due 1981	None
Nineteenth	August 1, 1975	10.70% Series Due 2005	None
Twentieth	November 15, 1976	8¾% Series Due 2006	None
Twenty-First	April 15, 1977	6.35% Series Due 2007	$9,800,000
Twenty-Second	October 15, 1977	8½% Series Due 2007	None
Twenty-Third	April 1, 1978	8.95% Series Due 1998	None
Twenty-Fourth	November 1, 1978	9½% Series Due 2003	None
Twenty-Fifth	August 1, 1979	10¼% Series Due 1999	None

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Twenty-Sixth	December 1, 1979	12 1/8% Series Due 2009	None
Twenty-Seventh	February 1, 1981	14 5/8% Series Due 1988	None
Twenty-Eighth	February 18, 1981	14½% Series Due 1988	None
Twenty-Ninth	September 1, 1981	17% Series Due 1991	None
Thirtieth	March 1, 1982	16¾% Series Due 2012	None
Thirty-First	November 1, 1982	11½% Series Due 2012-A	None
Thirty-Second	November 1, 1982	11½% Series Due 2012-B	None
Thirty-Third	December 1, 1985	9½% Series Due 2015	None
Thirty-Fourth	April 1, 1986	9% Series Due 2016	None
Thirty-Fifth	December 1, 1986	8 7/8% Series Due 2016	None
Thirty-Sixth	August 15, 1992	6.40% Pollution Control Series 1992-A Due 2027	$32,300,000
		6.40% Pollution Control Series 1992-B Due 2027	$27,800,000
Thirty-Seventh	November 15, 1992	6.50% Pollution Control Series 1992-C Due 2022	$48,000,000
Thirty-Eighth	November 15, 1992	8.40% Series Due 2022	None
Thirty-Ninth	January 15, 1993	8.15% Series Due 2026	$226,000,000

Supplemental Indenture	Dated As Of	Series Provided For	Principal Amount Outstanding

Fortieth	February 15, 1993	7 7/8% Series Due 2024	$220,000,000
Forty-First	February 1, 1999	None issued	None

          WHEREAS, said Eleventh Supplemental Indenture, which created the 5 5/8% Series Due 1997, provided in its Article Three for certain amendments to the First Mortgage, as theretofore amended, each such amendment to become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993, or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), or of each said series of which Bonds are then outstanding; and

          WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, or Series Due 1993 remain outstanding and the amendments contained in said Eleventh Supplemental Indenture have become effective; and

          WHEREAS, said Fifteenth Supplemental Indenture, which created the 8 1/8% Series Due 2001, provided (a) in its Article Four for an amendment to the First Mortgage, as theretofore amended, to become effective on the date on which the amendments provided for by Section 3 of Article Three of said Eleventh Supplemental Indenture shall become effective and (b) in its Article Five for certain additional amendments to the First Mortgage, as theretofore amended, to become effective on the earliest date on which either (i) there shall not be any Bonds outstanding of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000, or (ii) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendments (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (i), or of each said series of which Bonds are then outstanding; and

          WHEREAS, none of the Bonds of Series Due 1975, Series Due 1978, Series A, Due 1978, Series Due 1982, Series Due 1984, Series Due 1993, Series Due 1997, Series Due 1998, Series Due 1999, or Series Due 2000 remain outstanding and the amendments contained in said Fifteenth Supplemental Indenture have become effective; and

          WHEREAS, the First Mortgage as amended by the First through the Forty-First Supplemental Indentures is hereinafter called the First Mortgage as amended; and

          WHEREAS, it is provided in Article Seven of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the deposit with the

Trustee of cash equal to the principal amount of such additional Bonds to be issued; it is provided in Article Six of the First Mortgage as amended, among other things, that if Bonds are paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation (except when canceled pursuant to certain provisions of the First Mortgage as amended), the Company may issue additional Bonds thereunder in principal amount equivalent to the principal amount of the Bonds so paid, retired, redeemed, canceled or surrendered to the Trustee for cancellation; it is provided in Article Five of the First Mortgage as amended, among other things, that the Company may issue additional Bonds thereunder upon the basis of property additions in accordance with and subject to the conditions, provisions and limitations set forth in said Article Five; and it is provided in Article Eighteen of the First Mortgage as amended, among other things, that the Company and the Trustee may from time to time enter into one or more indentures supplemental to the First Mortgage as amended for the purposes, among other things which may be therein set forth, to mortgage or pledge additional property under the First Mortgage as amended and to establish the terms and provisions of any series of Bonds other than the Series Due 1960; and

          WHEREAS, the Company, by resolutions duly adopted by its Board of Directors, has determined to make certain amendments hereinafter set forth in the terms and provisions of the First Mortgage as amended; and

          WHEREAS, the Company, by resolutions duly adopted by its Board of Directors, has determined specifically to subject to the lien of the First Mortgage as amended certain additional properties acquired or constructed by it since the date of the Fortieth Supplemental Indenture dated as of February 15, 1993; and

          WHEREAS, the Company, pursuant to resolutions duly adopted by its Board of Directors at a meeting of said Board of Directors duly called and held, has determined under and in accordance with the provisions of the First Mortgage as amended and of this Forty-Second Supplemental Indenture to create a new series of Bonds to be known as its First Mortgage Bonds, 5-1/8% Series Due 2013 (hereinafter sometimes called the New Bonds, which term shall include the Private Bonds and the Exchange Bonds (each as defined herein), unless the context otherwise requires); and

          WHEREAS, the New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds are to be respectively and substantially in the forms established hereby and approved by the aforesaid resolutions, which are substantially in the forms of Exhibits A, B and C hereto, as applicable; and

          WHEREAS, at said meeting of the Board of Directors of the Company the form, terms and provisions of this Forty-Second Supplemental Indenture (including the forms of the New Bonds) were duly approved, and the execution by the Company of an indenture in the form and having the terms and the provisions so approved was duly authorized and directed; and

          WHEREAS, all things necessary to make the New Bonds hereinafter described, when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid and binding agreement supplemental to the First Mortgage as amended, have been done and performed;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH

that, in order further to secure the payment of all the Bonds at any time issued and outstanding under the First Mortgage as amended or this Forty-Second Supplemental Indenture according to their tenor, purport and effect, as well the interest thereon as the principal thereof, and further to secure the performance and observance of all the covenants and conditions therein and in the First Mortgage as amended and herein contained, and further to set forth the terms and conditions upon which the New Bonds are to be issued, secured and held, and for and in consideration of the premises and of the acceptance or purchase of the New Bonds by the holders or registered owners thereof, and of the sum of one dollar, lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery of this Forty-Second Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Forty-Second Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto the Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, and does hereby subject to the lien of the First Mortgage as heretofore and hereby amended all the following described properties (all of which properties are included in and constitute a part of the “mortgaged property” and the “mortgaged and pledged property” as such terms are used and defined in the First Mortgage as heretofore and hereby amended and whenever used in the First Mortgage as heretofore and hereby amended such terms include and refer to such properties), to wit:

FIRST.

REAL PROPERTY AND INTERESTS IN REAL PROPERTY.

          All and singular, all real property and interests in real property acquired by the Company between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by the Company at the latter date.

SECOND.

ELECTRIC GENERATING PLANTS.

          All electric generating plants and stations of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, including all power houses, buildings, structures and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

THIRD.

TRANSMISSION LINES.

          All electric overhead and underground transmission lines of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, including towers, poles, pole lines, conduits, manholes, switching devices, insulators, and other structures, appliances, devices and equipment, and all the property forming a part thereof or appertaining thereto, and all service lines extending therefrom, together with all real property, rights-of-way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public way within as well as without the corporate limits of any municipal corporation.

FOURTH.

SUBSTATIONS AND SUBSTATION SITES.

          All substations and switching stations of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, for transforming or otherwise regulating electric current at any of its plants, together with all buildings, transformers, wires, cables, insulators, structures, appliances, devices, equipment and all other property, real or personal, forming a part of, or appertaining thereto, or used, occupied or enjoyed in connection with any of such substations and switching stations.

FIFTH.

ELECTRIC DISTRIBUTION SYSTEMS.

          All electric distribution systems of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, including substations, transformers, switchboards, towers, poles, wires, insulators, conduits, cables, manholes, appliances, devices, equipment and all other property, real or personal, forming a part of or appertaining thereto, or used, occupied or enjoyed in connection with such distribution systems or any of them, together with all rights-of-way, easements, permits, privileges, franchises, and rights in or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or public ways within as well as without the corporate limits of any municipal corporation.

SIXTH.

LIQUEFIED PETROLEUM GAS PRODUCTION AND STORAGE FACILITIES.

          All additions to liquefied petroleum gas production plants and storage facilities of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental

Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, including all buildings, structures, underground storage caverns, and works, and the land on which the same are situated, and all other lands and easements, rights-of-way, permits, privileges, pipe lines, machinery, equipment, appliances, appurtenances and supplies forming a part of such plants and stations, or any of them, or occupied, enjoyed or used in connection therewith.

SEVENTH.

GAS DISTRIBUTION SYSTEMS.

          All gas distribution systems of the Company acquired or constructed by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, for distribution of gas, including pipes, mains, conduits, meters, appliances, equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems, or any of them, together with all rights-of-way, easements, permits, privileges, franchises and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

EIGHTH.

OFFICE AND DEPARTMENTAL BUILDINGS.

          All office and departmental buildings of the Company, including the real estate on which such structures stand, acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, appertaining to, used, occupied or enjoyed in connection with the rendition of public utility service.

NINTH.

TELEPHONE LINES.

          All telephone lines of the Company acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and owned by it at the latter date, used or available for use in the operation of its properties or otherwise.

TENTH.

FRANCHISES.

          All and singular the franchises, grants, immunities, privileges and rights of the Company granted to or acquired by it between February 15, 1993, the date of the Fortieth Supplemental Indenture, and the date of this Forty-Second Supplemental Indenture, and to which it was entitled at the latter date, including all and singular the franchises, grants, immunities, privileges and rights of the Company granted by all municipalities or political subdivisions, and all right, title and interest therein owned by the Company on the date of the execution of this Forty-Second Supplemental Indenture, and all renewals, extensions and modifications of said franchises, grants, immunities, privileges and rights, or any of them, and of all other franchises, grants, immunities, privileges and rights now subject to the lien of the First Mortgage as amended.

ELEVENTH.

OTHER REAL ESTATE AND APPURTENANCES.

          A.          All other real estate and interests in real estate and all other physical electric power and light, gas and other property owned by the Company at the date of execution of this Forty-Second Supplemental Indenture.

          B.          All other real estate and interests in real estate and all other physical electric power and light, gas and other property which the Company may hereafter acquire or construct.

          C.          All present and future appurtenances of the real estate and interests in real estate which now are, or hereafter shall be, subject to the lien of the First Mortgage as amended, and all plants, works, buildings, structures, fixtures, improvements, betterments and additions now owned, or hereafter acquired or constructed by the Company, upon any of the real estate which, or interests in which, now are or hereafter shall be subject to the lien of the First Mortgage as amended.

          D.          All corporate rights, privileges, immunities and franchises, powers, licenses, easements, leases, contracts and other rights and all renewals and extensions thereof held or acquired for use or used upon, or in connection with or appertaining to, any of the properties which now are or hereafter shall be subject to the lien of the First Mortgage as amended, or which the Company has or may have the right to exercise in respect of any of said properties.

          E.          All machinery, tools and equipment now owned or hereafter acquired by the Company, which now or hereafter belong or appertain to or are used in connection with the plants, works, transmission lines, distribution systems, buildings, structures and fixtures which now are or hereafter shall be subject to the lien of the First Mortgage as amended.

          Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title, interest and claim whatsoever at law or in equity, which the Company now has or which it may hereafter acquire in and to the aforesaid property and every part and parcel thereof.

          It is not intended to include in the lien of the First Mortgage as amended and this grant shall not be deemed to apply (1) to any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, to any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means which may have been acquired after the effective date of the amendment to this Clause made by or pursuant to the provisions of the Eleventh Supplemental Indenture, or to any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

TWELFTH.

PROPERTY HEREAFTER TO BECOME SUBJECT TO THE LIEN OF
THE FIRST MORTGAGE AS AMENDED.

          A.          Any and all property, real, personal and mixed, including franchises, grants, immunities, privileges and rights, which the Company may hereafter acquire or to which it may hereafter become entitled, excepting, however, the following property which is not intended to be subjected to the lien of the First Mortgage:  (1) any revenues, earnings, rents, issues, income or profits of the mortgaged property, or any cash (except cash deposited with the Trustee pursuant to any of the provisions of the First Mortgage as heretofore and hereby amended), or any bills, notes or accounts receivable, contracts or choses in action, or any materials or supplies or construction equipment, or any merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business, except in case of the happening of a completed default as defined in Section 1 of Article Twelve of the First Mortgage as heretofore and hereby amended, and following such completed default, in case the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged property, or (2) in any case, any cars, trucks or other vehicles of any nature for the transportation of personnel, materials or equipment by any means, or any bonds, notes, evidences of indebtedness, shares of stock or other securities, except such as may be specifically subjected to the lien of the First Mortgage as amended.

          B.          Any and all property of every name and nature, including shares of stock, bonds, other securities or obligations and cars, trucks or other vehicles for the transportation of personnel, materials or equipment by any means, which, from time to time after the execution of this Forty-Second Supplemental Indenture, by delivery or by writing of any kind for the purposes hereof, shall have been conveyed, mortgaged, pledged, assigned or transferred by, or by anyone on behalf of, the Company to the Trustee, which is hereby authorized to receive any property at any and all times, as and for additional security, and also, when and as provided in the First Mortgage as amended as and for substituted security, for the payment of the Bonds to be issued under the First Mortgage as amended, and to hold and apply any and all such property subject to the terms hereof and of the First Mortgage as amended.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

          SUBJECT, HOWEVER, as to property hereby conveyed, to liens for taxes, assessments and other charges levied or to be levied by the State of Ohio and any of the subdivisions thereof for the years 1992 and 1993 and thereafter and, as to any property hereafter acquired by the Company and which may become subject to the lien of the First Mortgage as amended, to any lien or charge thereon existing at the time of the acquisition thereof by the Company;

          IN TRUST NEVERTHELESS, upon and subject to the terms, conditions and stipulations hereinafter and in the First Mortgage as amended set forth, for the equal and proportionate benefit and security of the holders from time to time of the Bonds and interest coupons issued and to be issued under the First Mortgage as amended and this and other indentures supplemental thereto, without preference, priority or distinction as to lien or otherwise of any of the Bonds and coupons over any others by reason of priority in time of issue, sale or negotiation thereof or otherwise howsoever, and for the uses and purposes and upon and subject to the terms, conditions, provisions and agreements in the Bonds and hereinafter and in the First Mortgage as amended expressed and declared.

ARTICLE ONE.

BONDS OF THE 5-1/8% SERIES DUE 2013 AND ISSUE THEREOF.

          SECTION 1.     There shall be a series of Bonds designated “5-1/8% Series Due 2013”, each of which shall bear the descriptive title First Mortgage Bond.  The New Bonds shall be issued by the Company under the First Mortgage as amended and this Forty-Second Supplemental Indenture in the initial principal amount of $470,000,000.  Additional New Bonds, without limitation as to amount, having substantially the same terms as the outstanding New Bonds (except a different issue date, issue price and bearing interest from the last interest payment date to which interest has been paid or duly provided for on the outstanding New Bonds, and, if no interest has been paid, from September 29, 2003), may also be issued by the Company pursuant to the First Mortgage as amended and this Forty-Second Supplemental Indenture without the consent of the existing holders of the New Bonds.  Such additional New Bonds shall be part of the same series as the outstanding New Bonds.

          The New Bonds shall be in registered form only and such New Bonds and the Trustee’s certificate to be endorsed on all the New Bonds shall respectively be substantially in the forms set forth in Exhibits A, B and C hereto, as applicable.

          SECTION 2.     Upon the execution and delivery of this Forty-Second Supplemental Indenture and upon delivery of the New Bonds, executed by the Company, and upon compliance by the Company with the provisions of Article Five, Article Six or Article Seven or any or all of said Articles, as the case may be, of the First Mortgage as amended, the Trustee shall, without awaiting the filing or recording of this Forty-Second Supplemental Indenture, authenticate the New Bonds and deliver the New Bonds as provided in said Article Five, Article Six or Article Seven.

          SECTION 3.     The New Bonds shall be dated as provided in Section 3 of Article Two of the First Mortgage as amended; shall mature October 1, 2013; and shall bear interest from September 29, 2003 as provided in said Section 3 of Article Two at the rate of Five and One-

Eighth per centum (5-1/8%) per annum until paid or redeemed as hereinafter provided, payable on April 1, 2004 and thereafter semi-annually on each April 1 and October 1, and on the maturity date, to the Bondholders in whose names such New Bonds are registered at the close of business on the Business Day immediately preceding such April 1 or October 1, except that if the Company shall default in the payment of any installment of interest on any New Bonds, such interest in default shall be paid to the Bondholders in whose names the New Bonds are registered at the close of business on a date established for the payment of such defaulted interest by the Company in any lawful manner not inconsistent with the requirements of any securities exchange on which the New Bonds may be listed.  If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Private Bonds shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest provided for in the immediately preceding sentence.  For purposes of this Forty-Second Supplemental Indenture and the New Bonds, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. The New Bonds shall be payable as to both principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York.  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed.  In the event that any date on which principal or interest is payable on the New Bonds is not a Business Day (as defined below), the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.  “Business Day” means any day, other than a Saturday or Sunday, or a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the Trustee is closed for business.

          SECTION 4.     The New Bonds shall be issued in denominations of $1,000 and any integral multiple of $1,000.

          Subject to the provisions of any legend set forth thereon, whenever any New Bond or New Bonds shall be surrendered at the office or agency of the Company in said Borough of Manhattan for exchange for a New Bond or New Bonds of other authorized denomination or denominations, the Company shall execute, and the Trustee shall authenticate and deliver, upon cancellation of the New Bond or New Bonds so surrendered, a New Bond or New Bonds of such other authorized denomination or denominations of like aggregate principal amount as the Bondholder making the exchange shall have requested and shall be entitled to receive.  On presentation of any New Bond which is to be redeemed pursuant to the provisions of Section 5 of this Article One in part only, the Company shall execute, and the Trustee shall authenticate and deliver, a New Bond or New Bonds in principal amount equal to the unredeemed portion of the New Bond so presented.

          The Company shall not be required to (a) register a transfer of, or exchange, any New Bond during a period of fifteen (15) days next preceding any selection of New Bonds to be redeemed or (b) register a transfer of, or exchange, any New Bond which shall have been selected for redemption in whole or in part.

          A service charge will not be made for any registration of transfer or exchange of New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

          Until definitive New Bonds shall be ready for delivery, the Company may execute and, upon request of the Company, the Trustee shall authenticate and deliver, in lieu of such definitive New Bonds but subject to the same provisions, limitations and conditions except as to the denominations thereof, temporary printed or lithographed New Bonds as provided in Section 8 of Article Two of the First Mortgage as amended.  Such temporary New Bonds shall be exchangeable for definitive New Bonds, when ready for delivery, in the manner provided in the First Mortgage as amended, and shall in all other respects be subject to and entitled to the benefits of the terms and provisions and lien of this Forty-Second Supplemental Indenture, and the terms and provisions and lien of the First Mortgage as amended as therein provided.

          SECTION 5.     New Bonds may be redeemed, prior to maturity, at the election of the Company, in the manner provided in Article Ten of the First Mortgage as amended (except as provided below), as a whole at any time, or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the New Bonds being redeemed or (ii) as determined by a Quotation Agent as of the date of redemption, the sum of the present values of the scheduled payments of principal and interest on such New Bonds from the date of redemption to the maturity date of the New Bonds (excluding the portion of any such interest accrued to such date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

          As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:

          “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the date of redemption to the applicable maturity date (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.  The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

          “Comparable Treasury Issue” means, with respect to any date of redemption, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the date of redemption to the applicable maturity date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period.  If no United States Treasury security has a maturity which is within a period from three months before to three months after the applicable maturity date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          “Quotation Agent” means Morgan Stanley & Co. Incorporated and its successors as selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

          “Comparable Treasury Price” means (i) the average of up to five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

          Notwithstanding the provisions of Article Ten of the First Mortgage as amended, any notice of redemption given with respect to the New Bonds (i) may provide that if, at the time notice of redemption is given, the redemption monies are not held by the Trustee, the redemption may be made subject to receipt of such monies before the date fixed for redemption, and such notice shall be of no effect and the Company shall not be required to redeem such New Bonds unless such monies are so received, and (ii) will be deemed to be sufficiently given if mailed by or on behalf of the Company at least 30 days and not more than 60 days prior to the date of redemption to each registered holder of such New Bond or New Bonds to be redeemed at his or her last address appearing upon the registry books of the paying agent.  Failure duly to mail such notice to the owner or holder of any New Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other New Bond.

          Notwithstanding the provisions of the first and third sentences of Section 4 of Article Ten of the First Mortgage as amended, payment of the redemption price of a portion of any New

Bond may, if the Company so agrees with the registered holder thereof (or the person for whom such registered holder is a nominee if such person has filed with the Trustee a certificate to the effect that such registered holder is such person’s nominee), be made by the Trustee, or by any other paying agent with the consent of the Trustee, to such registered holder without presentation or surrender thereof to the Trustee if there shall have been filed with the Trustee a written undertaking of such registered holder, for the benefit of the Trustee and of the Company, that such registered holder (a) will promptly and prior to any transfer make notations on such New Bond of the portions thereof so redeemed and the date to which interest has been paid thereon; (b) will permit the Trustee to inspect, at any reasonable time, such notations (and, in default of such notations having been made, to make such notations); and (c) will not dispose of such New Bond or any interest thereon unless, prior to the delivery thereof, such New Bond either shall have been presented to the Trustee for appropriate notation (or confirmation of notation) thereon of the portion of the principal amount thereof which has been redeemed and the date to which interest has been paid thereon or shall have been surrendered to the Trustee in exchange for a New Bond or New Bonds aggregating the unredeemed balance of the principal amount of such New Bond.  The Trustee shall not be under any duty to determine that such notations have been made.  The Trustee shall not be liable or responsible to any Bondholder or to the Company or to any person for any act or omission to act on the part of the Company or any Bondholder in connection with the foregoing.  The Company will indemnify and save the Trustee harmless against any liabilities resulting from any such act or omission or any action of the Trustee in accordance with this paragraph.

          Except as in this Forty-Second Supplemental Indenture otherwise provided with respect to any matter or question, the provisions of Article Ten of the First Mortgage as amended shall be applicable in the case of the redemption of all or any part of the New Bonds at any time outstanding.

          Except as set forth in this Section 5 of Article One of this Forty-Second Supplemental Indenture, the New Bonds are not redeemable by the Company.

          SECTION 6.      The Company has entered into an Exchange and Registration Rights Agreement dated as of September 29, 2003 (the “Registration Rights Agreement”) with the initial purchasers of the New Bonds pursuant to which, among other things, the New Bonds that are issued without registration (the “Private Bonds”) under the Securities Act of 1933, as amended (the “Securities Act”), may be exchanged for New Bonds that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds (the “Exchange Bonds”) or, failing such exchange, the Company will file a shelf registration for the resale of the Private Bonds.  The Private Bonds will be offered and sold in reliance on exemptions from, or in transactions not subject to, the Securities Act, and Private Bonds will be exchanged for Exchange Bonds only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the First Mortgage as amended.  Except as provided in the Registration Rights Agreement, nothing in the First Mortgage as amended or the New Bonds shall be construed to require the Company to register any New Bonds under the Securities Act, or to make any transfer of such New Bonds in violation of applicable law.  The Private Bonds and the Exchange Bonds will constitute a single series of Bonds under the First Mortgage as amended.

          SECTION 7.     (a)     Private Bonds offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global New Bonds, substantially in the form of Exhibit A (a “144A Global Security”), deposited with The Depository Trust Company (the “Clearing Agency”) or the Trustee as custodian for the Clearing Agency. Transfers of beneficial interests in the 144A Global Security will be subject to the restrictions on transfer contained in the non-registration legend set forth in Exhibit A.  Transfers of beneficial interests in the 144A Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

          (b)     Private Bonds offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global New Bonds, substantially in the form of Exhibit A (a “Regulation S Global Security”), but without the non-registration legend set forth therein, deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.  Prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will be subject to the restrictions on transfer contained in the Regulation S legend set forth in Exhibit A.  After the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Security will not be subject to any restrictions.  Transfers of beneficial interests in the Regulation S Global Security will be made in accordance with the standing instructions and procedures of the Clearing Agency.

          For purposes of this Forty-Second Supplemental Indenture, (i) “Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency, (ii) “Distribution Compliance Period” means the period of 40 consecutive days beginning on and including the later of (x) the day on which the offering of the New Bonds commences or (y) the original issue date of the New Bonds, and (iii) “Global Securities Certificate” or “Global Security” means any Private Bond in the form of a 144A Global Security, a Regulation S Global Security and, if applicable, any Exchange Bond represented in global form and deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.

          (c)     Private Bonds offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more Definitive New Bond Certificates, substantially in the form of Exhibit B.  Transfers of Definitive New Bond Certificates will be subject to the non-registration legend and the requirements contained in Section 8(d)(1) or (d)(2) of this Article One.  For purposes of this Forty-Second Supplemental Indenture, (i) “Definitive New Bond Certificates” means New Bonds issued in definitive, fully registered form and (ii) “Institutional Accredited Investor” means an institutional investor that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          (d)     Exchange Bonds shall be issued in global form, substantially in the form, and bearing the legends, set forth in Exhibit C, deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.

          SECTION 8.     (a)     So long as the Private Bonds are eligible for book-entry settlement in the Clearing Agency or unless otherwise required by law, all Private Bonds that are so eligible will be represented by one or more Global Securities Certificates deposited with the Clearing Agency or the Trustee as custodian for the Clearing Agency.  No owner of a beneficial interest in a Global Securities Certificate will receive a Definitive New Bond Certificate representing such owner’s beneficial interest in the Private Bonds, except as provided in Section 8(f) of this Article One; provided, however, that the Company shall issue a Definitive New Bond Certificate upon any transfer of a beneficial interest in a Global Security to the Company or an “affiliate” as defined in Rule 144 under the Securities Act (an “Affiliate”) of the Company and no Definitive New Bond Certificate, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be resold, retransferred or included in any Global Security until such Private Bond is freely tradeable in accordance with Rule 144(k) under the Securities Act or exchanged for an Exchange Bond.

          (b)     Global Securities shall initially be registered in the name of a nominee of the Clearing Agency.

          (c)     Transfers of interests in Private Bonds between any 144A Global Security and any Regulation S Global Security will be made in accordance with this Forty-Second Supplemental Indenture (including Section 8(d)(3) and (4) of this Article One, as applicable) and in accordance with the standing instructions and procedures of the Clearing Agency.  The Trustee shall make appropriate endorsements to reflect increases or decreases in the amount of such Global Securities.

          (d)     Unless and until the earlier of (i) the date upon which Private Bonds are exchanged for Exchange Bonds in connection with an effective registration statement pursuant to the Registration Rights Agreement or (ii) the Transfer Restriction Termination Date (meaning the first day in which the New Bonds (other than New Bonds acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k) under the Securities Act):

                    (1)     Definitive to Definitive Transfers.  Any transfer of a Definitive New Bond Certificate shall be registered on the registry books only upon receipt by the Trustee of such Definitive New Bond Certificate accompanied by a duly completed and executed assignment in the form attached to Exhibit B and, in the case of a transfer to an Institutional Accredited Investor, upon receipt by the Trustee of a written certificate in the form of Exhibit D (or other certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is exempt from the registration requirements of the Securities Act);

                    (2)     Definitive into Global Security.  So long as Private Bonds are eligible for book-entry settlement with the Clearing Agency or unless otherwise required by law, upon any transfer of a Definitive New Bond Certificate to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or to a non-U.S. Person in accordance with Regulation S, and upon receipt of the Definitive New Bond Certificate being so transferred accompanied by a duly completed and executed assignment in the form attached to Exhibit B, the Trustee shall make an endorsement on any 144A Global Security or any Regulation S Global Security, as the case may be, to reflect an increase in such Global Security and the Trustee shall cancel such Definitive New Bond Certificate;

                    (3)     144A Global Security into Regulation S Global Security.  Any transfer in accordance with Rule 903 or Rule 904 of Regulation S of a beneficial interest in a 144A Global Security shall be reflected by an increase in the Regulation S Global Security and a corresponding decrease in the 144A Global Security, in each case by the Trustee making an endorsement on such Global Security, only upon receipt by the Trustee of a written certificate in the form of Exhibit E (or such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to such Rule 903 or Rule 904); and

                    (4)     Regulation S Global Security into 144A Global Security.  Any transfer of a beneficial interest in a Regulation S Global Security to a transferee that takes delivery in the form of a beneficial interest in the 144A Global Security shall be reflected by an increase in the 144A Global Security and a corresponding decrease in the Regulation S Global Security, in each case by the Trustee making an endorsement on such Global Security and, prior to the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certificate in the form of Exhibit F (or such other certifications, legal opinions or other information as the Company may reasonably require).

          (e)     Any Global Security may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Forty-Second Supplemental Indenture and the First Mortgage as amended as may be required by the Clearing Agency, by any national securities exchange or by the National Association of Securities Dealers, Inc. or as may be required for the Private Bonds to be tradeable on any other market developed for trading of securities pursuant to Rule 144A under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the New Bonds may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular New Bonds are subject.

          (f)     Notwithstanding any other provisions of this Forty-Second Supplemental Indenture (other than the provisions set forth in this Section 8(f)), a Global Security may not be exchanged in whole or in part for Definitive New Bond Certificates, and no transfer of a Global Security may be registered, in the name of any person other than the Clearing Agency or a nominee thereof unless (i) such Clearing Agency (A) has notified the Trustee and the Company that it is unwilling or unable to continue as Clearing Agency for such Global Security or (B) has ceased to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and no successor Clearing Agency has been appointed by the Company within 90 days after its receipt of such notice or its becoming aware of such cessation of registration, (ii) there has occurred and is continuing an Event of Default, or any event that after notice or lapse of time or both would be an Event of Default under the First Mortgage as amended, with respect to the New Bonds or (iii) the Company in its discretion instructs the Trustee to exchange such Global Security for Definitive New Bond Certificates (in which case such exchange shall be effected by the Trustee).

          (g)     Unless and until Definitive New Bond Certificates have been issued to owners pursuant to Section 10 of this Article One, the following provisions of this Section 8(g) shall be in full force and effect:

(i)

the security registrar and the Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Forty-Second Supplemental Indenture relating to the Global Securities (including the payment of principal, premium, if any, and interest on the New Bonds evidenced by Global Securities Certificates and the giving of instructions or directions to owners of New Bonds evidenced by Global Securities) as the sole holder of New Bonds evidenced by Global Securities and shall have no obligations to the beneficial owners thereof; and

(ii)

the rights of the beneficial owners of the Global Securities shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such beneficial owners and the Clearing Agency and/or the Clearing Agency Participants.  Unless and until Definitive New Bond Certificates are issued pursuant to Section 8(f) of this Article One or Section 10 of this Article One, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the New Bonds to such Clearing Agency Participants.

          (h)     The Company shall inform the Trustee of the effective date of any registration statement registering the Exchange Bonds or the Private Bonds under the Securities Act.  Upon the receipt of a request in writing from the Company, the Trustee will take such actions as shall be necessary to effectuate the exchange of any of the Private Bonds for Exchange Bonds, including but not limited to the issuance of Exchange Bonds in the form substantially set forth in Exhibit C, the entry of decreases in the Regulation S Global Security and the 144A Global Security or, if applicable, the cancellation of Definitive New Bond Certificates.

          SECTION 9.      To the extent that a notice or other communication to the owners is required under this Forty-Second Supplemental Indenture, unless and until Definitive New Bond Certificates shall have been issued to owners pursuant to Section 10 of this Article One, the Trustee shall give all such notices and communications specified herein to be given to beneficial owners to the Clearing Agency, and shall have no obligations to the beneficial owners.

          SECTION 10.     Upon surrender to the security registrar of the Global Securities Certificates by the Clearing Agency upon occurrence of any of the events described in Section 8(f) of this Article One, accompanied by registration instructions, the Trustee shall authenticate and deliver and the security registrar shall register the Definitive New Bond Certificates in accordance with the instructions of the Clearing Agency.  Neither the security registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive New Bond Certificates, the Trustee shall recognize the holders of the Definitive New Bond Certificates as Bondholders.

          SECTION 11.     Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all restrictions, if any, and procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Forty-Second Supplemental Indenture, the New Bonds or applicable law with respect to any transfer or any interest in any New Bond (including any transfers between or among the Clearing Agency Participants or owners or holders of beneficial interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of, this Forty-Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          None of the Company, the Trustee, any paying agent or the security registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          No holder of any beneficial interest in any Global Security held on its behalf by the Clearing Agency (or its nominee) shall have any rights under this Forty-Second Supplemental Indenture with respect to such Global Security or any New Bond represented thereby, and the Clearing Agency may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any New Bond represented thereby for all purposes whatsoever.

          Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency, as a holder, with respect to such Global Security or shall impair, as between the Clearing Agency and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of the Clearing Agency (or its nominee) as holder of such Global Security.

ARTICLE TWO.

AMENDMENTS TO FIRST MORTGAGE AS AMENDED
 TO BECOME EFFECTIVE AT A LATER DATE OR DATES.

          SECTION 1.     The Company, and the holders of any New Bonds by their acceptance and holding thereof, hereby consent and agree that each of the amendments provided for by the following Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 of this Article Two shall become effective on the earliest date on which either (a) there shall not be any Bonds outstanding of 6.35% Series Due 2007, Pollution Control Series 1992-A Due 2027, Pollution Control Series 1992-B Due 2027, Pollution Control Series 1992-C Due 2022, Series Due 2026 and Series Due 2024 or (b) there shall have been executed and delivered a supplemental indenture or indentures embodying said amendment (either alone or with other amendments) consented to by the holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds at the time outstanding of the series enumerated in the foregoing clause (a), all in conformity with the provisions of Article Eighteen of the First Mortgage as amended.

          SECTION 2.     Effective on a date fixed as provided in Section 1 of this Article Two, the following definition shall be added to Section 3 of Article One of the First Mortgage as amended after the definition of the term “resolution” reading as follows:

          “The term “Board of Directors” shall mean the board of directors of the Company or any committee thereof duly authorized by resolution duly adopted by said board of directors to act in respect of matters relating to this Indenture.”

          SECTION 3.     Effective on a date fixed as provided in Section 1 of this Article Two, the phrase “Board of Directors or the Executive Committee” shall be replaced by the phrase “Board of Directors” in each and every place where such phrase appears in the First Mortgage as amended.

          SECTION 4.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 7 of Article One of the First Mortgage as amended shall be restated in its entirety to read as follows:

                    “The term “net earnings certificate”, shall mean a certificate signed by the Chairman of the Board or Chief Executive Officer or President or a Vice President of the Company and an accountant, who unless, required to be independent, may be an officer or employee of the Company, stating:

          (A)     the adjusted net earnings of the Company for a period of twelve (12) consecutive calendar months within the eighteen (18) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of Bonds then applied for is made, being and specifying:

(1) its operating revenues, which may include revenues collected by the Company subject to possible refund at a future date, with the principal divisions thereof;

          (2)     its operating expenses, with the principal divisions thereof, including, without limitation, all expenses and accruals for repairs and maintenance and all appropriations out of income for property retirement in respect of all property owned by the Company;

(3) the amount remaining after deducting the amount required to be stated in such certificate by clause (2) of this Section from the amount required to be stated therein by clause (1) of this Section;

(4) its rental revenues (net) not otherwise included in such certificate;

(5) the sum of the amounts required to be stated in such certificate by clauses (3) and (4) of this Section;

(6) its other income or loss (net);

          (7)     the amount, if any, by which the amount of other income or loss (net) required to be stated in such certificate by clause (6) of this Section exceeds, without regard to whether such net amount constitutes income or loss, ten per centum (10%) of the amount required to be stated in such certificate by clause (5) of this Section;

          (8)     the amount remaining after reducing the amount required to be stated in such certificate by clause (6) of this Section by the amount required to be stated therein by clause (7) of this Section; and

          (9)     the adjusted net earnings of the Company for such period of twelve (12) consecutive calendar months (being the sum of the amounts required to be stated in such certificate by clauses (5) and (8) of this Section);

(B) the annual interest requirements, being the interest requirements, if any, for twelve (12) months upon:

          (i)     all Bonds outstanding hereunder at the date of such certificate, except any for the payment of which the Bonds applied for are to be issued; provided that, if any such series of outstanding Bonds bears interest at a variable rate, then the interest on such series of Bonds shall be computed at the average annual rate in effect for such series during the period of twelve (12) consecutive calendar months (or any portion thereof in which Bonds of such series are outstanding) being used for the calculation of adjusted net earnings; and if such outstanding Bonds have been issued after the end of such twelve (12) consecutive calendar months, then computed at the initial rate upon issuance;

(ii) all Bonds then applied for in pending applications, including the application in connection with which such certificate is made, computed at the initial rate upon issuance;

          (iii)     the principal amount of all other indebtedness (except indebtedness for the payment of which the Bonds applied for are to be issued and indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture with irrevocable direction so to apply the same; provided that, in the case of redemption, the notice required therefor shall have been given or have been provided for to the satisfaction of the Trustee), outstanding in the hands of the public on the date of such certificate and secured by a lien prior to the lien of this Indenture upon property subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof.

          In calculating such adjusted net earnings, all the Company’s expenses for taxes (other than income, profits and other taxes measured by, or dependent on, net income), assessments,

rentals and insurance shall be included in its operating expenses, or otherwise deducted from its revenues and income; provided, however, that no expenses or provisions for interest on any of its indebtedness or for the amortization of debt discount, premium and expense, or loss on reacquired debt, amortization of property (other than depreciation or other similar provisions for property retirement), or for other amortization, or for any other extraordinary charge to income of whatever kind or nature, or for refunds of revenues previously collected by the Company subject to possible refund, or for any improvement or sinking fund or other device for the retirement of any indebtedness, shall be required to be included in operating expenses to be deducted from, or shall be otherwise required to be deducted from, its revenues or its other income and no extraordinary items of any kind or nature shall be included in calculating such adjusted net earnings.

          If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall have been acquired during or after any period for which adjusted net earnings of the Company are to be computed, the adjusted net earnings of such property (computed in the manner in this Section provided for the computation of the adjusted net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, may, at the option of the Company, be included in the adjusted net earnings of the Company for all purposes of this Indenture, and shall be included if such property has been operated as a separate unit or if the earnings therefrom are readily ascertainable.

          In any case where a net earnings certificate is required as a condition precedent to the authentication and delivery of Bonds, such certificate shall also be made and signed by an independent public accountant, if the aggregate principal amount of Bonds then applied for plus the aggregate principal amount of Bonds authenticated and delivered hereunder since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required, or with respect to which a net earnings certificate made and signed by an independent public accountant has previously been furnished to the Trustee) is ten per centum (10%) or more of the aggregate principal amount of the Bonds at the time outstanding hereunder; but no net earnings certificate need be made and signed by any person other than the Chairman of the Board or Chief Executive Officer or President or a Vice President and an accountant, as to dates or periods not covered by annual reports required to be filed by the Company, in the case of conditions precedent which depend upon a state of facts as of a date or dates or for a period or periods different from that required to be covered by such annual reports.

          Each such certificate shall include the statements required by Section 1 of Article Twenty hereof.

          The phrase “appropriations out of income for property retirement”, and other phrases, of similar import shall be deemed to include not only charges made upon a retirement accounting theory but also charges made on any depreciation or other accounting theory intended to provide for retirement of property.

          Unless otherwise specifically provided with respect to a series of Bonds, if interest on any Bonds outstanding hereunder is payable solely in the coin or currency of a foreign nation,

then the annual interest requirements for such Bonds shall be based upon the estimated value (on a date within 10 days prior to the date of the application for the authentication and delivery under this Indenture of Bonds in connection with which such net earnings certificate is delivered) of such foreign coin or currency in The City of New York, New York, in the written opinion of an independent appraiser or other expert delivered to the Trustee.”

          SECTION 5.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 5 of Article Five of the First Mortgage as amended shall be restated in its entirety to read as follows:

          “No Bonds shall be authenticated and delivered upon the basis of property additions unless, as shown by a net earnings certificate, the adjusted net earnings of the Company for the twelve consecutive calendar months’ period therein referred to shall have been in the aggregate at least equivalent to twice the annual interest requirements as shall be specified, pursuant to the provisions of subdivision (B) of Section 7 of Article One hereof, in such net earnings certificate.”

          SECTION 6.     Effective on a date fixed as provided in Section 1 of this Article Two, Article Six of the First Mortgage as amended shall be amended by deleting a parenthetical appearing after the phrase “sinking fund provisions of any indenture supplemental hereto” and before the phrase “, the Trustee shall authenticate and deliver additional Bonds.”

          SECTION 7.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 2 of Article Eight of the First Mortgage as amended shall be amended to delete the second paragraph of such Section 2.

          SECTION 8.     Effective on a date fixed as provided in Section 1 of this Article Two, Article Ten of the First Mortgage as amended shall be amended as follows:

          (a)     Section 2 of Article Ten shall be amended by deleting the second, third and fourth sentences thereof and inserting in lieu thereof the following:

          “Notice of redemption shall be mailed to each holder of the Bonds to be redeemed, at the address of such holder as it appears in the registry books, not less than 30 nor more than 60 days prior to the date of redemption.  Failure duly to mail such notice to the owner or holder of any Bond designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Bond.

          With respect to any notice of redemption of the Bonds at the election of the Company such notice may state that such redemption shall be conditional upon the receipt by the paying agent or agents for such Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Bonds.  In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the paying agent or agents for the Bonds otherwise to have been redeemed shall promptly return to the holders thereof any of such Bonds which had been surrendered for payment upon such redemption.

          Notice of redemption of the Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  Notice of any mandatory redemption of the Bonds shall be given by the Trustee in the name and at the expense of the Company.”

          (b)     The first paragraph of Section 3 of Article Ten shall be restated in its entirety to read as follows:

          “Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall, on the date of redemption, become due and payable at the redemption price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the redemption price and accrued interest, if any) such Bonds or portions thereof, if interest-bearing, shall cease to bear interest.  Upon surrender of any such Bond for redemption in accordance with such notice, such Bond or portion thereof shall be paid by the Company at the redemption price, together with accrued interest, if any, to the date of redemption; provided, however, that no such surrender shall be a condition to such payment if so specified with respect to such Bond in a supplemental indenture establishing the terms of such Bond.”

          (c)     Clause (b) of the second paragraph of Section 3 of Article Ten shall be restated in its entirety to read as follows:

          “(b)     furnish to the Trustee a Treasurer’s Certificate stating that notice of redemption of such Bonds on a specified date has been given as heretofore provided, or that arrangements have been made insuring to the satisfaction of the Trustee that the notice will be given or, in lieu of such arrangements, shall deliver to the Trustee a written instrument executed by the Company and expressed to be irrevocable, authorizing the Trustee to cause the mailing of such notice for and on behalf of the Company, and”

          (d)     Clause (c) of Section 3 of Article Ten shall be amended by deleting the word “publications” in the fourth line thereof and inserting the phrase “mailing of notice of redemption.”

          (e)     Section 5 of Article Ten shall be amended in its entirety to read as follows:

          “SECTION 5.     Except as may be otherwise provided in any indenture supplemental hereto, at any time, upon the written request of the Company, expressed by a Treasurer’s Certificate, the Trustee shall, to the extent that such Bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture (except moneys deposited for the payment or redemption of a particular series of Bonds) to the purchase of Bonds then outstanding hereunder of such series as the Company may designate.  Before making any such purchase the Trustee may, and upon request of the Company shall, by notice published once in one daily newspaper of general circulation in the Borough of Manhattan, The City of

New York, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date Bonds of the series designated by the Company then outstanding hereunder, and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the Bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the Bonds whose proposals shall have been accepted.  The Trustee shall, upon request of the Company, invite offers of Bonds for sale to it in any other usual manner.  The Trustee, upon request of the Company, shall reject any or all proposals in whole or in part if on the same day after opening said proposals the Company has notified the Trustee that the Trustee can purchase the requisite amount of such Bonds or any part thereof at a price more favorable to the Company than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a proposal thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.”

          SECTION 9.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 3 of Article Fifteen of the First Mortgage as amended shall be restated its entirety to read as follows:

          “SECTION 3.     Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1 of this Article Fifteen, the indenture or instrument of assumption that may be executed by the successor corporation as in Sections 1 and 2 of this Article Fifteen provided, or in Article Eighteen expressly provided otherwise, neither this Indenture nor such indenture or instrument of assumption shall become or be, or be required to become or be, a lien upon any of the properties:

          (a)     owned by the successor corporation or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

          (b)     acquired by the successor corporation at or after the time of effectiveness of such transaction,

except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.”

          SECTION 10.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 2 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

          “SECTION 2.     (a)     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 4 of this Article Sixteen.

          (b)     The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 4 of this Article Sixteen shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c)     The Trustee may be removed at any time by an instrument in writing filed with the Trustee and signed by the holders of a majority in principal amount of the Bonds then outstanding, and a copy of such instrument shall be delivered to the Company.

          (d)     If at any time:

(1)	the Trustee shall fail to comply with Section 7 of this Article Sixteen after written request therefor by the Company or by any holder who has been a bona fide holder for at least six months, or

(2)

the Trustee shall cease to be eligible under Section 5 of this Article Sixteen or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such holder, or

(3)

the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a resolution of its Board of Directors may remove the Trustee with respect to all Bonds or (y), any holder who has been a bona fide holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Bonds and the appointment of a successor Trustee or Trustees.

          If an instrument of acceptance by a successor Trustee required by Section 4 of this Article Sixteen shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e)     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by clause (y) in subsection (d) or this Section), the Company, by resolution of its Board of Directors, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 4 of this Article Sixteen.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an instrument in writing filed with the retiring Trustee and signed by the holders of a majority in principal amount of the Bonds then outstanding, and a copy of such instrument shall be delivered to the Company, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 4 of this Article Sixteen, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the holders and accepted appointment in the manner required by Section 4 of this

Article Sixteen, any holder who has been a bona fide holder of a Bond for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f)     So long as no event which is, or after notice or lapse of time, or both, would become, a completed default shall have occurred and be continuing, and except with respect to a Trustee appointed by the holders of a majority in principal amount of the Bonds then outstanding pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) resolutions of its Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 4 of this Article Sixteen, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 4 of this Article Sixteen, all as of such date, and all other provisions of this Section and Section 4 of this Article Sixteen shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

          (g)     The Company shall mail notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all holders of Bonds at the address of such holder as it appears in the registry books.  Each notice shall include the name of the successor Trustee and the address of its corporate trust office.”

          SECTION 11.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 3 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

          “SECTION 3.     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.”

          SECTION 12.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 4 of Article Sixteen of the First Mortgage as amended shall be restated in its entirety to read as follows:

          “SECTION 4.     (a)  In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien to secure the amounts due to such retiring Trustee provided for in Section 1 of this Article Sixteen.

          (b)     Upon request of any such successor Trustee, the Company shall execute any instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

          (c)     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.”

          SECTION 13.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 2 of Article Eighteen of the First Mortgage as amended shall be amended to (i) replace the phrase “at least seventy-five per centum (75%)” with the phrase “a majority” in all places where such phrase appears therein, (ii) delete the first sentence of the second paragraph thereof and replace it with the sentence reading as follows:

          “If at any time the Company shall request the Trustee to enter into any supplemental indenture pursuant to the provisions of this Section, the Company shall cause notice of the proposed execution of such supplemental indenture to be mailed to the registered owners of any Bonds entitled to approve or consent thereto at their addresses appearing on the bond registry books.”;

          and (iii) delete the words “first publication” from the second line of the third paragraph thereof and replace it with the words “the mailing”.

          SECTION 14.     Effective on a date fixed as provided in Section 1 of this Article Two, Section 3 of Article Twenty-One of the First Mortgage as amended shall be restated in its entirety to read as follows:

          “SECTION 3.     Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall to the extent permitted by law be paid to the Company upon a written request of the Company, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the holder of such Bond shall, as an unsecured general creditor and not as the holder of an outstanding Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid unless the applicable law provides otherwise, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.”

          SECTION 15.     Any supplemental indentures may contain such other provisions as may be necessary or appropriate to carry into effect the purposes of the amendments provided for by this Article Two or as may be otherwise appropriate and permissible under the provisions of Article Eighteen of the First Mortgage as amended to accomplish the purposes of said amendments.  To the extent permitted by Article Eighteen of the First Mortgage as amended, any supplemental indenture may terminate or modify specified obligations of the Company to the holders of the Bonds of a particular series and such amendment will only require the consent by holders of seventy-five per centum (75%) in aggregate principal amount of the Bonds outstanding of said series.  Said amendments may effect the purposes herein contemplated either by adding provisions to, or eliminating provisions from, the First Mortgage as amended, or by both adding and eliminating provisions, or may accomplish said purposes in any other appropriate manner.

          No further consent of the holders of New Bonds shall be required to effect any of the amendments provided for in, or permitted by, this Article Two.

ARTICLE THREE.

COVENANTS OF THE COMPANY.

          SECTION 1.     All covenants and agreements by the Company in the First Mortgage as heretofore and hereby amended are hereby confirmed.

          SECTION 2.     Promptly after the execution and delivery of this Forty-Second Supplemental Indenture, the Company will take such action with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Second Supplemental Indenture as may be necessary to make effective the lien intended to be created hereby, and will furnish to the Trustee an opinion of counsel selected by the Company and satisfactory to the Trustee (who may be of counsel to the Company) either (a) stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the First Mortgage as amended and this Forty-Second Supplemental Indenture as to make effective the lien intended to be created thereby, and reciting the details of such action, or (b) stating that in the opinion of such counsel no such action is necessary to make such lien effective.

ARTICLE FOUR.

MISCELLANEOUS.

          SECTION 1.     The New Bonds may be authenticated and delivered by the Trustee and issued by the Company in advance of the recording or filing of this Forty-Second Supplemental Indenture.

          SECTION 2.     The provisions of this Forty-Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof, except that the provisions of Article Two of this Forty-Second Supplemental Indenture modifying and amending the First Mortgage as amended shall become effective on the date or dates fixed as provided in said Article Two. From and after the initial issue of the New Bonds, this Forty-Second Supplemental Indenture shall form a part of the First Mortgage and all the terms and conditions herein contained shall be deemed to be part of the terms of the First Mortgage, as fully and with the same effect as if all the terms and provisions of this Forty-Second Supplemental Indenture, including the provisions which determine the dates on which the amendments herein made shall become effective, had been set forth in the First Mortgage as originally executed.  Except as modified or amended by this Forty-Second Supplemental Indenture, the First Mortgage as amended shall remain and continue in full force and effect in accordance with the terms and provisions thereof, and all the covenants, conditions, terms and provisions of the First Mortgage, as heretofore modified and amended and as further modified and amended by this Forty-Second Supplemental Indenture, shall be applicable with respect to the New Bonds, except insofar as such covenants, conditions, terms and provisions are limited and applicable only to the Bonds of another or other series, or are expressed to continue only so long as Bonds of another or other series are outstanding, and all the covenants, conditions, terms and provisions of the First Mortgage as amended with respect to the Trustee shall remain in full force and effect and be applicable to the Trustee under this Forty-Second Supplemental Indenture in the same manner as though set out herein at length.  All representations and recitals contained in this Forty-Second Supplemental Indenture and in the New Bonds (save only the Trustee’s certificates upon said New Bonds) are made by and on behalf of the Company, and the Trustee is in no way responsible therefor or for any statement therein contained.

          SECTION 3.     The terms defined in Article One of the First Mortgage as heretofore and hereby amended, when used in this Forty-Second Supplemental Indenture, shall, respectively, have the meanings set forth in said Article One.

          SECTION 4.     This Forty-Second Supplemental Indenture may be simultaneously executed in several counterparts and each counterpart shall be an original instrument.

          IN WITNESS WHEREOF, THE DAYTON POWER AND LIGHT COMPANY has caused this instrument to be signed on its behalf by its President or a Group Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, in the City of Dayton, Ohio, and THE BANK OF NEW YORK has caused this instrument to be signed on its behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, Assistant Vice President or an Assistant Treasurer, in The City of New York, New York, as of the day and year first above written.

THE DAYTON POWER AND LIGHT COMPANY

By

Stephen F. Koziar
President and Chief Executive Officer

[SEAL]

Attest:

Arthur G. Meyer
Vice President and Corporate Secretary

THE BANK OF NEW YORK

By

Paul J. Schmalzel
Vice President

[SEAL]

Attest:

Name: Joseph A. Lloret
Title: Assistant Treasurer

STATE OF OHIO,	)	ss.:
COUNTY OF MONTGOMERY,	)

          On this __ day of September, 2003, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Stephen F. Koziar, and Arthur G. Meyer, to me known and known to me to be, respectively, the President and Chief Executive Officer and the Vice President and Corporate Secretary of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such President and Chief Executive Officer and Vice President and Corporate Secretary for and on behalf of said corporation and that the same is their free act and deed as such President and Chief Executive Officer and Vice President and Corporate Secretary, respectively, and the free and corporate act and deed of said corporation; and said Stephen F. Koziar, being by me duly sworn, did depose and say: that he resides in Montgomery County; that he is the President and Chief Executive Officer of THE DAYTON POWER AND LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

          IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

TIMOTHY G. RICE, Attorney at Law
Notary Public, State of Ohio
My Commission has no expiration date,
Section 147.03 O.R.C.

STATE OF NEW YORK,	)	ss.:
COUNTY OF NEW YORK,	)

          On this 26th day of September, 2003, personally appeared before me, a Notary Public within and for said County in the State aforesaid, Paul J. Schmalzel and Joseph A. Lloret, to me known and known to me to be, respectively, a Vice President and an Assistant Treasurer of THE BANK OF NEW YORK, one of the corporations which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Vice President and Assistant Treasurer for and on behalf of said corporation and that the same is their free act and deed as such Vice President and Assistant Treasurer, respectively, and the free and corporate act and deed of said corporation; and said Paul J. Schmalzel being by me duly sworn, did depose and say: that he resides in Eatontown, New Jersey; that he is a Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of such corporation; and that he signed his name thereto by like order.

          IN WITNESS WHEREOF I have hereunto set my hand and official seal.

[SEAL]

WILLIAM J. CASSELS
Notary Public, State of New York
No. 01CA5027729
Qualified in Bronx County
Certificate filed in New York County
Commission Expires May 18, 2006

This instrument prepared by

Timothy G. Rice, Esq.
Attorney-at-Law
The Dayton Power and Light Company
1065 Woodman Drive
Dayton, Ohio 45432

EXHIBIT A

FORM OF GLOBAL PRIVATE BOND

[depository legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FORTY-SECOND SUPPLEMENTAL INDENTURE ESTABLISHING THIS SERIES.

[non-registration legend]

          THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE BONDS EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN  SUCH BONDS, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) (“INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE BONDS EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE BONDS EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH BONDS EXCEPT (A) TO THE DAYTON POWER AND LIGHT COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE

SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH BONDS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE BONDS EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS THE DAYTON POWER AND LIGHT COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE BONDS EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR SUCH EARLIER TIME AS A TRANSFER OF SUCH BONDS IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[registration rights legend]

          BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH BONDS, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH BONDS AGREES TO BE BOUND BY THE PROVISIONS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 29, 2003 (THE “REGISTRATION RIGHTS AGREEMENT”) AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF BONDS EXCHANGEABLE FOR THE BONDS EVIDENCED HEREBY AND REGISTRATION OF THE BONDS EVIDENCED HEREBY.

[Regulation S legend]

          BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE BONDS EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN  SUCH BONDS, AGREES THAT PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN THE FORTY-SECOND SUPPLEMENTAL INDENTURE), BENEFICIAL INTERESTS IN THIS SECURITY MAY ONLY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED (A) INSIDE THE UNITED STATES TO A

QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

No. __-_______	CUSIP No. _____

THE DAYTON POWER AND LIGHT COMPANY
(INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO)

FIRST MORTGAGE BOND,
5-1/8% SERIES DUE 2013

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to Cede & Co. or registered assigns, on October 1, 2013, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum listed on Schedule I attached hereto in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to April 1, 2004, in which case from September 29, 2003), at the rate of Five and One-Eighth per centum (5-1/8%) per annum in like coin or currency, payable at said office or agency semiannually on April 1 and October 1 in each year, commencing April 1, 2004, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in the Forty-Second Supplemental Indenture referred to below) immediately preceding such April 1 or October 1, as the case may be (subject to certain exceptions provided in the Forty-Second Supplemental Indenture referred to herein).  If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this Bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest provided for in the immediately preceding sentence.  For purposes of this Bond, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5-1/8% Series Due 2013, of the Company (hereinafter called the Bonds of Series Due 2013) created and described in a Forty-Second Supplemental Indenture dated as of September 1, 2003, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-two indentures supplemental thereto, including said Forty-Second Supplemental Indenture dated as of September 1, 2003, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property. Notwithstanding the foregoing, pursuant to such Forty-Second Supplemental Indenture, the holders of the Bonds, by their acceptance and holding hereof, consent and agree to change “at least 75%” in the foregoing sentence to “a majority”.

Bonds of Series Due 2013 may be redeemed, prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of this Bond at least 30 but not more than 60 days prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of Series Due 2013 being redeemed or (ii) as determined by a Quotation Agent as of the date of redemption, the sum of the present values of the scheduled payments of principal and interest on such Bonds of Series Due 2013 from the date of redemption to the maturity date of the Bonds of Series Due 2013 (excluding the portion of any such interest accrued to such date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

          As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:

          “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the date of redemption to the applicable maturity date (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.  The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

          “Comparable Treasury Issue” means, with respect to any date of redemption, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the date of redemption to the applicable maturity date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period.  If no United States Treasury security has a maturity which is within a period from three months before to three months after the applicable maturity date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          “Quotation Agent” means Morgan Stanley & Co. Incorporated and its successors as selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

          “Comparable Treasury Price” means (i) the average of up to five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

Subject to the provisions of any legend set forth hereon, this Bond may be exchanged for a like principal amount of other Bonds or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of Series Due 2013 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes.

A service charge will not be made for any registration of transfer or exchange of Bonds of Series Due 2013, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Bonds of Series Due 2013 are issuable as registered Bonds without coupons in the denominations of $1,000 and any integral multiple of $1,000.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the First Mortgage, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the facsimile signature of its President or a Group Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated: _______________________

THE DAYTON POWER AND LIGHT COMPANY,

By:

Attest: _______________________

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:

Authorized Signatory

[INSERT APPROPRIATE SCHEDULE]

SCHEDULE I

144A Global Security

The initial principal amount of New Bonds evidenced by this 144A Global Security is _____________.

CHANGES TO PRINCIPAL AMOUNT OF BONDS EVIDENCED BY 144A GLOBAL SECURITY

Date	Principal Amount of Bonds by which this 144A Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Resulting Principal Amount of Bonds Represented by this 144A Global Security	Notation Made by

SCHEDULE I

REGULATION S GLOBAL SECURITY

The initial principal amount of New Bonds evidenced by this Regulation S Global Security is ____________________.

CHANGES TO PRINCIPAL AMOUNT OF BONDS EVIDENCED BY REGULATION S GLOBAL SECURITY

Date	Principal Amount of Bonds by which this Regulation S Global Security is to be Reduced or Increased, and Reason for Reduction or Increase	Resulting Principal Amount of Bonds Represented by this Regulation S Global Security	Notation Made by

EXHIBIT B

FORM OF PRIVATE BOND FOR
INSTITUTIONAL ACCREDITED INVESTORS

[non-registration legend]

          THE BONDS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, EACH HOLDER OF THE BONDS EVIDENCED HEREBY, AND EACH PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN  SUCH BONDS, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501 (a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) (“INSTITUTIONAL ACCREDITED INVESTOR”) OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE BONDS EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE BONDS EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL OR OTHERWISE TRANSFER SUCH BONDS EXCEPT (A) TO THE DAYTON POWER AND LIGHT COMPANY OR A SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF SUCH BONDS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) AND (G) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE BONDS EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE BANK OF NEW YORK, AS TRUSTEE, SUCH CERTIFICATIONS OR OTHER INFORMATION AS THE DAYTON POWER AND LIGHT COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THIS

LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE BONDS EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT OR SUCH EARLIER TIME AS A TRANSFER OF SUCH BONDS IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[registration rights legend]

          BY ITS ACCEPTANCE OF THE BONDS EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH BONDS, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH BONDS AGREES TO BE BOUND BY THE PROVISIONS OF THE EXCHANGE AND REGISTRATION RIGHTS AGREEMENT DATED AS OF SEPTEMBER 29, 2003 (THE “REGISTRATION RIGHTS AGREEMENT”) AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF BONDS EXCHANGEABLE FOR THE BONDS EVIDENCED HEREBY AND REGISTRATION OF THE BONDS EVIDENCED HEREBY.

No. __-_______	CUSIP No. _____

THE DAYTON POWER AND LIGHT COMPANY
(INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO)

FIRST MORTGAGE BOND,
5-1/8% SERIES DUE 2013

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to __________ or registered assigns, on October 1, 2013, at the office or agency of the Company in the Borough of Manhattan, The City of New York, ________ _________ Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to April 1, 2004, in which case from September 29, 2003), at the rate of Five and One-Eighth per centum (5-1/8%) per annum in like coin or currency, payable at said office or agency semiannually on April 1 and October 1 in each year, commencing April 1, 2004, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in the Forty-Second Supplemental Indenture referred to below) immediately preceding such April 1 or October 1, as the case may be (subject to certain exceptions provided in the Forty-Second Supplemental Indenture referred to herein).  If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this Bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest (“Additional Interest”) in addition to the interest provided for in the immediately preceding sentence.  For purposes of this Bond, the term “interest” shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5-1/8% Series Due 2013 of the Company (hereinafter called the

Bonds of Series Due 2013) created and described in a Forty-Second Supplemental Indenture dated as of September 1, 2003, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-two indentures supplemental thereto, including said Forty-Second Supplemental Indenture dated as of September 1, 2003, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  Notwithstanding the foregoing, pursuant to such Forty-Second Supplemental Indenture, the holders of the Bonds, by their acceptance and holding hereof, consent and agree to change “at least 75%” in the foregoing sentence to “a majority”.

Bonds of Series Due 2013 may be redeemed, prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of this Bond at least 30 but not more than 60 days prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of Series Due 2013 being redeemed or (ii) as determined by a Quotation Agent as of the date of redemption, the sum of the present values of the scheduled payments of principal and interest on such Bonds of Series Due 2013 from the date of redemption to the maturity date of the Bonds of Series Due 2013 (excluding the portion of any such interest accrued to such date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

          As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:

          “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal

Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the date of redemption to the applicable maturity date (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.  The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

          “Comparable Treasury Issue” means, with respect to any date of redemption, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the date of redemption to the applicable maturity date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period.  If no United States Treasury security has a maturity which is within a period from three months before to three months after the applicable maturity date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          “Quotation Agent” means Morgan Stanley & Co. Incorporated and its successors as selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

          “Comparable Treasury Price” means (i) the average of up to five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

Subject to the provisions of any legend set forth hereon, this Bond may be exchanged for a like principal amount of other Bonds or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of Series Due 2013 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes.

A service charge will not be made for any registration of transfer or exchange of Bonds of Series Due 2013, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Bonds of Series Due 2013 are issuable as registered Bonds without coupons in the denominations of $1,000 and any integral multiple of $1,000.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the First Mortgage, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the facsimile signature of its President or a Group Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated: ________________

THE DAYTON POWER AND LIGHT COMPANY,

By:

Attest:_________________

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

FORM OF ASSIGNMENT

For value received ________________ hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or other
taxpayer identification number of assignee.)

the within security and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said security on the books of The Dayton Power and Light Company, with full power of substitution in the premises.

In connection with any transfer of the within security occurring prior to such date as restrictions on the transfer of such security imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, are terminated in accordance with the Indenture and the Forty-Second Supplemental Indenture, the undersigned confirms that such security is being transferred:

           ☐     To The Dayton Power and Light Company or a subsidiary thereof; or

           ☐     Pursuant to an effective registration statement under the Securities Act; or

           ☐     Pursuant to and in compliance with Rule 144A under the Securities Act; or

           ☐     To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act; or

           ☐     Pursuant to and in compliance with Regulation S under the Securities Act; or

           ☐     Pursuant to and in compliance with Rule 144 under the Securities Act;

and unless the box below is checked, the undersigned confirms that such security is not being transferred to an “affiliate” of The Dayton Power and Light Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

           ☐     The transferee is an Affiliate of The Dayton Power and Light Company

Dated: ____________________

Signature

Sign name exactly as it appears on face of the within security

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature guarantee: ____________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF GLOBAL EXCHANGE BOND

[depository legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE FORTY-SECOND SUPPLEMENTAL INDENTURE ESTABLISHING THIS SERIES.

No. R-_________	CUSIP No. _________

THE DAYTON POWER AND LIGHT COMPANY
(INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO)

FIRST MORTGAGE BOND,
5-1/8% SERIES DUE 2013

THE DAYTON POWER AND LIGHT COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to Cede & Co. or registered assigns, on October 1, 2013, at the office or agency of the Company in the Borough of Manhattan, The City of New York, ________ _________ Dollars in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered owner hereof interest thereon from the interest payment date to which interest has been paid last preceding the date hereof (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to April 1, 2004, in which case from September 29, 2003), at the rate of Five and One-Eighth per centum (5-1/8%) per annum in like coin or currency, payable at said office or agency semiannually on April 1 and October 1 in each year, commencing April 1, 2004, and at maturity, until the Company’s obligation with respect to the payment of such principal shall have been discharged, such interest to be paid to the person who shall have been the registered owner hereof at the close of business on the Business Day (as defined in the Forty-Second Supplemental Indenture referred to below) immediately preceding such April 1 or October 1, as the case may be (subject to certain exceptions provided in the Forty-Second Supplemental Indenture referred to herein).  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed.  In the event that any date on which principal or interest is payable on this Bond is not a Business Day, the payment of the principal or interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

This Bond is one of an issue of First Mortgage Bonds of the Company issued and to be issued in series under and pursuant to and equally secured by an indenture of mortgage and deed of trust dated as of October 1, 1935, executed by the Company to Irving Trust Company, as Trustee (now The Bank of New York), as said indenture has been amended and supplemented as hereinafter stated, and is one of a series of said First Mortgage Bonds, which series is designated as the First Mortgage Bonds, 5-1/8% Series Due 2013 of the Company (hereinafter called the Bonds of Series Due 2013) created and described in a Forty-Second Supplemental Indenture dated as of September 1, 2003, executed by the Company to The Bank of New York, as Trustee.  Subsequent to the execution and delivery of said indenture of mortgage and deed of trust there have been executed and delivered forty-two indentures supplemental thereto, including said Forty-Second Supplemental Indenture dated as of September 1, 2003, supplementing and amending as therein set forth certain provisions thereof.  Said indenture of mortgage and deed of trust and such supplemental indentures collectively are hereinafter sometimes called the “Indenture”.

For a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the Bonds and of the Trustee therein and thereto, the duties and immunities of the Trustee, and the terms and conditions upon which the Bonds are issued and secured, reference is hereby made to the Indenture.  The rights and obligations of the Company and of the holders and registered owners of the Bonds of this issue may be modified or amended at the request of the Company by an indenture or indentures supplemental to the Indenture, executed pursuant to the consent in writing of the holders or registered owners of at least 75% in principal amount of the Bonds then outstanding affected by such modification or amendment, all in the manner and subject to the limitations set forth in the Indenture, any consent by the holder or registered owner of any Bond being conclusive and binding upon such holder or registered owner and upon all future holders and owners of such Bond, irrespective of whether or not any notation of such consent is made upon such Bond; provided that no such modification or amendment by such supplemental indenture shall extend the maturity of, or reduce the rate of interest on, or otherwise modify the terms of payment of the principal or interest of, this Bond, which obligations are absolute and unconditional, nor permit the creation of any lien ranking prior to or equal with the lien of the Indenture on any of the mortgaged property.  Notwithstanding the foregoing, pursuant to such Forty-Second Supplemental Indenture, the holders of the Bonds, by their acceptance and holding hereof, consent and agree to change “at least 75%” in the foregoing sentence to “a majority”.

Bonds of Series Due 2013 may be redeemed, prior to maturity, at the election of the Company, as a whole at any time, or in part from time to time, upon notice mailed to each registered holder of this Bond at least 30 but not more than 60 days prior to the date of redemption, at a redemption price equal to the greater of (i) 100% of the principal amount of the Bonds of Series Due 2013 being redeemed or (ii) as determined by a Quotation Agent as of the date of redemption, the sum of the present values of the scheduled payments of principal and interest on such Bonds of Series Due 2013 from the date of redemption to the maturity date of the Bonds of Series Due 2013 (excluding the portion of any such interest accrued to such date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

          As used herein, the following defined terms shall have the respective meanings unless the context clearly requires otherwise:

          “Treasury Rate” means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the time period from the date of redemption to the applicable maturity date (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.  The Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

          “Comparable Treasury Issue” means, with respect to any date of redemption, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the date of redemption to the applicable maturity date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period.  If no United States Treasury security has a maturity which is within a period from three months before to three months after the applicable maturity date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

          “Quotation Agent” means Morgan Stanley & Co. Incorporated and its successors as selected by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

          “Reference Treasury Dealer” means (i) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury

Dealer, the Company shall substitute therefor another Primary Treasury Dealer and (ii) up to three other Primary Treasury Dealers selected by the Trustee after consultation with the Company.

          “Comparable Treasury Price” means (i) the average of up to five Reference Treasury Dealer Quotations for such date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of a completed default as in the Indenture provided.

Subject to the provisions of any legend set forth hereon, this Bond may be exchanged for a like principal amount of other Bonds or transferred as prescribed in the Indenture by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and thereupon a new registered Bond or Bonds of Series Due 2013 without coupons for a like principal amount and of authorized denominations will be issued in exchange therefor as provided in the Indenture.  The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal, premium, if any, and interest due hereon and for all other purposes.

A service charge will not be made for any registration of transfer or exchange of Bonds of Series Due 2013, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge payable in connection therewith.

The Bonds of Series Due 2013 are issuable as registered Bonds without coupons in the denominations of $1,000 and any integral multiple of $1,000.

No recourse shall be had for the payment of the principal of, premium, if any, or interest on, this Bond, or under or upon any obligation, covenant or agreement contained in the Indenture, against any incorporator, or any past, present, or future subscriber to capital stock, shareholder, officer or director, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any present or future rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond shall not become valid or obligatory for any purpose until The Bank of New York, the Trustee under the Indenture, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, The Dayton Power and Light Company has caused this Bond to be executed in its name by the facsimile signature of its President or a Group Vice President and its corporate seal to be hereunto affixed or a facsimile thereof reproduced hereon and attested by the facsimile signature of its Secretary or an Assistant Secretary.

Dated: ____________________

THE DAYTON POWER AND LIGHT COMPANY,

By:

Attest: ____________________

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds of the Series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signatory

CERTIFICATE OF TRANSFER

THE DAYTON POWER AND LIGHT COMPANY
First Mortgage Bonds,
5-1/8% Series Due 2013
Principal Amount:  $______________

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

          Name and address of assignee must be printed or typewritten.

the within Bond of the Company and does hereby irrevocable constitute and appoint to transfer the said Bond on the books of the within-named Company, with full power of substitution in the premises.

Dated: ______________

Signature

Sign name exactly as it appears on face of the said Bond

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature guarantee: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT D

ACCREDITED INVESTOR LETTER

Date:

The Dayton Power and Light Company
1065 Woodman Drive
Dayton, Ohio  45432

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

          We understand that the First Mortgage Bonds, 5-1/8 % Series Due 2013 of The Dayton Power and Light Company, an Ohio corporation (“DP&L”) (the “Securities”), are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if, prior to the expiration of the holding period applicable to sales of any Security under Rule 144(k) under the Securities Act, we decide to offer, resell or otherwise transfer such Security, such Security may be offered, resold or otherwise transferred only (i) to DP&L, (ii) pursuant to an effective registration statement under the Securities Act, (iii) inside the United States to a person who is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A under the Securities Act, (iv) inside the United States to an Institutional Accredited Investor (as defined below) that, prior to such transfer, furnishes to the trustee a signed letter in the form hereof, and such other opinions and certifications that the trustee may request, (v) outside the United States in compliance with Rule 903 or 904 under the Securities Act or (vi) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) and (vii) in each case, in accordance with any applicable securities laws of the states of the United States or any other applicable jurisdiction and in accordance with the legend set forth on the Securities.  We further agree to provide any person purchasing any of the Securities from us a notice advising such purchaser that resales of such securities are restricted as stated herein.  We understand that any Securities will bear a legend reflecting the substance of this paragraph.

          We confirm that:

                    (i)     we are an “accredited investor” within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act or an entity in which all of the equity owners are accredited

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investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an “Institutional Accredited Investor”);

                    (ii)     (A) any purchase of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an “accredited investor” within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a “bank,” within the meaning of Section 3(a)(2) of the Securities Act, or a “savings and loan association” or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                    (iii)     we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Securities;

                    (iv)     we are not acquiring Securities with a view to resale or distribution thereof or with any present intention of offering or selling Securities, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                    (v)     we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of DP&L and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

          We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(Name of Purchaser)

By:

Name:
Title:

Address:

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE
144A GLOBAL SECURITY TO REGULATION S GLOBAL SECURITY

The Bank of New York, as Trustee
101 Barclay Street, 8W
New York, New York 10286
Attention:

                    Re:     The Dayton Power and Light Company

                    Private Bonds

                    Reference is hereby made to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1935 among The Dayton Power and Light Company (the “Company”) and The Bank of New York, as trustee, as amended and supplemented and the Forty-Second Supplemental Indenture dated as of September 1, 2003 relating to the Company’s First Mortgage Bonds, 5-1/8% Series Due 2013 (the “Supplemental Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

                    This letter relates to $_________________ principal amount of Private Bonds which are evidenced by a 144A Global Security (CUSIP No. _________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in such Private Bonds to a person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 903 or 904 under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor does hereby further certify that:

                    The offer of such Private Bonds was not made to a person in the United States,

                    (A)     either:

                    (i)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                    (ii)     the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                    (B)     no directed selling efforts have been made in contravention of the requirements of Rule 904(b) under the Securities Act, as applicable;

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                    (C)     the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                    (D)     we have advised the transferee of the transfer restrictions applicable to such Private New Bonds.

                    You and the initial purchasers of the New Bonds are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined herein or in the Forty-Second Supplemental Indenture have the meanings set forth in Regulation S under the Securities Act.

Dated:__________________

[Insert Name of Transferor]

By:

Name:
Title:
(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature guarantee: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT F

FORM OF TRANSFER CERTIFICATE
REGULATION S GLOBAL SECURITY TO 144A GLOBAL SECURITY

The Bank of New York, as Trustee
101 Barclay Street, 8W
New York, New York 10286
Attention:

                    Re:      The Dayton Power and Light Company

                    Private Bonds

                    Reference is hereby made to the Indenture of Mortgage and Deed of Trust, dated as of October 1, 1935 among The Dayton Power and Light Company (the “Company”) and The Bank of New York, as trustee, as amended and supplemented and the Forty-Second Supplemental Indenture dated as of September 1, 2003 relating to the Company’s First Mortgage Bonds, 5-1/8% Series Due 2013 (the “Supplemental Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Supplemental Indenture.

                    This letter relates to $_________________ principal amount of Private Bonds which are evidenced by a Regulation S Global Security (CUSIP No. _________) and held with the Clearing Agency indirectly in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested a transfer of such beneficial interest in such Private New Bonds to a person that will take delivery thereof in a transaction effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor does hereby certify that (i) the Transferor’s interest in such Private Bonds is being transferred in accordance with the transfer restrictions set forth in the Supplemental Indenture; and (ii) the transferee is a person who the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

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                    You and the initial purchasers of the New Bonds are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Dated:__________________

[Insert Name of Transferor]

By:

Name:
Title:

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature guarantee: ___________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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